UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2009

RECKSON OPERATING PARTNERSHIP, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

033-84580	11-3233647
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events

Reckson Operating Partnership, L.P., or ROP, is revising its historical financial statements in connection with new guidance relating to Non-controlling Interests in Consolidated Financial Statements, Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion and the FASB Accounting Standards Codification, or Codification. The guidance states that non-controlling interest in a consolidated subsidiary is “the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to a parent” and requires non-controlling interests to be presented as a separate component of equity in the consolidated balance sheet.  The presentation of net income was modified by requiring earnings and other comprehensive income to be attributed to controlling and non-controlling interests.

The issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion is required to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate.

The Codification is the source of authoritative accounting principles recognized by the FASB to be applied by non governmental entities in the preparation of financial statements in conformity with generally accepted accounting principles in the United States and states that all guidance contained in the Codification carries equal level of authority.  The adoption of the Codification did not change the financial statements except for the manner in which the Accounting Standards have been referenced in the Notes to the Financial Statements.  This Report on Form 8-K updates Items 6, 7, 8 and 15 of the Company’s Form 10-K to reflect the adoption of the above new guidance.

Index to Exhibit 99.1	Page Number
Selected Financial Data	1
Management’s Discussion and Analysis of Financial Condition and Results of Operations	3
Financial Statements	16

Item 9.01               Financial Statements, and Exhibits

(d)                                 EXHIBITS

23.1                         Consent of Independent Registered Public Accounting Firm

99.1                         Revised financial information for the years ended December 31, 2008, 2007 and 2006 for the impact of new accounting guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reckson Operating Partnership, L.P.
By:	Wyoming Acquisition GP LLC

By:	/s/ Gregory F. Hughes
Gregory F. Hughes
Treasurer

Date:  December 21, 2009